Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2013 Second Quarter Results

New Product Revenue Increases by More than 200% Sequentially

SUNNYVALE, Calif. – July 31, 2013 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low-power Customer Specific Standard Products (CSSPs), today announced the financial results for its fiscal second quarter ended June 30, 2013.

Total revenue for the second quarter of 2013 was $5.1 million, representing an increase of 70% sequentially and 26% from the second quarter of 2012. New product revenue for the second quarter of 2013 was $3.1 million, up 229% sequentially and up 80% compared to the second quarter of 2012. New product revenue accounted for 60% of the total revenue in the second quarter. Mature product revenue was $2.0 million in the second quarter of 2013, down 2% sequentially and down 14% from the second quarter of 2012.

Under generally accepted accounting principles (GAAP), the net loss for the second quarter of 2013 was $3.2 million, or $0.07 per share, compared with a net loss of $3.6 million, or $0.08 per share, in the first quarter of 2013 and a net loss of $3.2 million, or $0.08 per share, in the second quarter of 2012. Non-GAAP net loss for the second quarter of 2013 was $2.7 million, or $0.05 per share, compared with a non-GAAP net loss of $3.1 million, or $0.07 per share, in the first quarter of 2013 and a non-GAAP net loss of $2.8 million, or $0.07 per share, in the second quarter of 2012.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, July 31, 2013, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 17317665. The call recording will be archived until Wednesday, August 7, 2013 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the gain (loss) from sale of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro and QuickLogic are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	July 1, 2012	March 31, 2013	June 30, 2013	July 1, 2012
Revenue	$5,126	$4,071	$3,017	$8,143	$8,201
Cost of revenue, excluding inventory write-down	3,281	1,927	1,643	4,924	3,969
Inventory write-down	(94)	99	343	249	428

Gross profit	1,939	2,045	1,031	2,970	3,804
Operating expenses:
Research and development	1,842	2,452	2,008	3,850	5,254
Selling, general and administrative	2,911	2,749	2,530	5,441	5,446
Restructuring cost	206	—	7	213	—

Income (loss) from operations	(3,020)	(3,156)	(3,514)	(6,534)	(6,896)
Gain on sale of TowerJazz Semiconductor Ltd. shares	181	—	—	181	—
Interest expense	(20)	(24)	(9)	(29)	(37)
Interest income and other (expense), net	(52)	(50)	(4)	(56)	(63)

Income (loss) before income taxes	(2,911)	(3,230)	(3,527)	(6,438)	(6,996)
Provision for (benefit from) income taxes	330	6	57	387	(39)

Net income (loss)	$(3,241)	$(3,236)	$(3,584)	$(6,825)	$(6,957)

Net income (loss) per share:
Basic	$(0.07)	$(0.08)	$(0.08)	$(0.15)	$(0.18)

Diluted	$(0.07)	$(0.08)	$(0.08)	$(0.15)	$(0.18)

Weighted average shares:
Basic	44,641	40,154	44,517	44,579	39,401

Diluted	44,641	40,154	44,517	44,579	39,401

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2013	December 30, 2012(1)
ASSETS
Current assets:
Cash and cash equivalents	$17,761	$22,578
Short-term investment in TowerJazz Semiconductor Ltd.	—	345
Accounts receivable, net	2,093	1,242
Inventories	3,603	3,028
Other current assets	921	986

Total current assets	24,378	28,179

Property and equipment, net	2,110	2,659
Other assets	270	186

TOTAL ASSETS	$26,758	$31,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,681	$1,965
Accrued liabilities	2,052	1,214
Current portion of capital lease obligations	224	160

Total current liabilities	4,957	3,339

Long-term liabilities:
Capital lease obligations, less current portion	81	266
Other long-term liabilities	167	141

Total liabilities	5,205	3,746

Stockholders’ equity:
Common stock, at par value	45	45
Additional paid-in capital	205,886	204,797
Accumulated other comprehensive income	—	(11)
Accumulated deficit	(184,378)	(177,553)

Total stockholders’ equity	21,553	27,278

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,758	$31,024

(1)	Derived from the December 30, 2012 audited balance sheet included in the 2012 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	July 1, 2012	March 31, 2013	June 30, 2013	July 1, 2012
GAAP income (loss) from operations	$(3,020)	$(3,156)	$(3,514)	$(6,534)	$(6,896)
Adjustment for stock-based compensation within:
Cost of revenue	22	39	30	52	71
Research and development	46	99	166	212	192
Selling, general and administrative	217	296	256	473	555
Adjustment for restructuring costs	206	—	7	213	—

Non-GAAP income (loss) from operations	$(2,529)	$(2,722)	$(3,055)	$(5,584)	$(6,078)

GAAP net income (loss)	$(3,241)	$(3,236)	$(3,584)	$(6,825)	$(6,957)
Adjustment for stock-based compensation within:
Cost of revenue	22	39	30	52	71
Research and development	46	99	166	212	192
Selling, general and administrative	217	296	256	473	555
Adjustment for restructuring costs	206	—	7	213	—
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	(181)	—	—	(181)	—
Adjustment for tax effect on other comprehensive income	273	—	—	273	(63)

Non-GAAP net income (loss)	$(2,658)	$(2,802)	$(3,125)	$(5,783)	$(6,202)

GAAP net income (loss) per share	$(0.07)	$(0.08)	$(0.08)	$(0.15)	$(0.18)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.02	0.02
Adjustment for restructuring costs	0.01	—	*	0.01	—
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	(0.01)	—	—	(0.01)	—
Adjustment for tax effect on other comprehensive income	0.01	—	—	0.01	*

Non-GAAP net income (loss) per share	$(0.05)	$(0.07)	$(0.07)	$(0.12)	$(0.16)

GAAP gross margin percentage	37.8%	50.2%	34.2%	36.5%	46.4%
Adjustment for stock-based compensation	0.4	1.0	1.0	0.6	0.9

Non-GAAP gross margin percentage	38.2%	51.2%	35.2%	37.1%	47.3%

*	Figures were not considered in the reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2013	Q2 2012	Q1 2013	Q2 2012 to Q2 2013	Q1 2013 to Q2 2013
COMPOSITION OF REVENUE
Revenue by product (1):
New products	60%	42%	31%	80%	229%
Mature products	40%	58%	69%	(14)%	(2)%
Revenue by geography:
Korea	46%	0%	1%	—	—
United States	20%	29%	31%	(13)%	9%
Japan	10%	23%	20%	(45)%	(15)%
China	7%	21%	4%	(56)%	183%
Europe	7%	15%	15%	(43)%	(25)%
Malaysia	7%	8%	23%	1%	(49)%
Rest of North America	2%	1%	6%	144%	(28)%
Rest of Asia Pacific	1%	3%	0%	(63)%	—

(1)

New products represent products introduced since 2005, and include ArcticLink®, ArcticLink II, ArcticLink III, Eclipse™ II, PolarPro®, PolarPro II, and QuickPCI II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM, and V3, as well as royalty revenue, programming hardware and software.